UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2011

DIGITAL VALLEYS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
333-152798 (Commission File Number)	98-0537383 (IRS Employer Identification No.)

Suite 100, 1100 Dexter Ave. North, Seattle, Washington  98109
(Address of principal executive offices and Zip Code)

(206) 273-7892
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendment to Articles of Incorporation or Bylaws

      The bylaws of Digital Valleys Corp. (the “Company”) were amended and restated pursuant to a vote of the shareholders of the Company.  The proposed changes were outlined in the proxy statement filed with the Securities and Exchange Commission on May 10, 2011. Attached hereto as exhibit 3.1, are the amended and restated bylaws of the Company as approved by the shareholders at the Annual and Special Meeting held on June 6, 2011.

Item 5.07   Submission of Matters to a Vote of Security Holders

On June 6, 2011, the Company held an Annual and Special Meeting of Shareholders, at which time all matters submitted to the vote of the Company’s shareholders as described in the proxy statement filed by the Company with the SEC on May 10, 2011 were approved, except for the proposal to effect a two-for-one stock split.  The proposal to effect a two-for-one stock split and the proposal to increase the number of shares of common stock of the Company were linked together and therefore the Company will not be going forward with the increase in the authorized shares of common stock of the Company.  In addition, the name American Bakken Energy Corp. was not available for use and the Company is currently deciding on an appropriate name to use going forward.

At the Annual and Special Meeting, 30,614,500 shares were represented in person, by telephone or by valid proxy, and our shareholders took the following actions:

1. Election of Directors – Shareholders elected David Brow to serve as a director until the next annual meeting or until a special meeting of the shareholders to elect directors.  The number of votes cast for David Brow were 30,614,500.

2. Amend the Articles of Incorporation of the Company to change the name of the Company to “American Bakken Energy Corp.” or such other similar name that is legally available – The number of votes cast for the proposal were 30,614,500, the number of votes cast against were 0, and the number of abstentions were 0.

3. Amend the Articles of Incorporation of the Company to effect a two for one stock split of the outstanding shares of the Company – The number of votes cast for the proposal were 1,814,500 the number of votes cast against were 28,800,000 and the number of abstentions were 0.

4. Amend the Articles of Incorporation of the Company to increase the number of authorized shares of the Company from 100,000,000 to 250,000,000 – The number of votes cast for the proposal were 30,614,500, the number of votes cast against were 0, and the number of abstentions were 0.

5. Amend the Articles of Incorporation of the Company pursuant to proposed actions 2, 3, and 4 – The number of votes cast for the proposal were 30,614,500, the number of votes cast against were 0, and the number of abstentions were 0.

6. Amend the Bylaws of the Company by amending Article 2, Section 2 – The number of votes cast for the proposal were 30,614,500, the number of votes cast against were 0, and the number of abstentions were 0.

7. Amend the Bylaws of the Company by amending Article 2, Section 6 – The number of votes cast for the proposal were 30,614,500, the number of votes cast against were 0, and the number of abstentions were 0.

8. Amend the Bylaws of the Company by amending Article 3, Section 5 – The number of votes cast for the proposal were 30,614,500, the number of votes cast against were 0, and the number of abstentions were 0.

9. Amend the Bylaws of the Company by amending Article 3, Section 9 – The number of votes cast for the proposal were 30,614,500, the number of votes cast against were 0, and the number of abstentions were 0.

10. Amend the Bylaws of the Company by amending Article 4 – The number of votes cast for the proposal were 30,614,500, the number of votes cast against were 0, and the number of abstentions were 0.

11. Amend the Bylaws of the Company by amending Article 14 – The number of votes cast for the proposal were 30,614,500, the number of votes cast against were 0, and the number of abstentions were 0.

Item 9.01	Exhibits

Exhibit Number	Exhibit
3.1	Amended and Restated Bylaws of Digital Valleys Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL VALLEYS CORP.

By: /s/ David Brow
Name: David Brow
Title: President

Dated: June 10, 2011